                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CABLE-SAT SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            CABLE-SAT SYSTEMS, INC.
                        2105 HAMILTON AVENUE, SUITE 140
                               SAN JOSE, CA 95125



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To our Shareholders:

         The Annual Meeting of Shareholders of Cable-Sat Systems, Inc. (the "Company") will be held at 2105 Hamilton Avenue, Suite 140, San Jose, California on Thursday, February 27, 1997, at 2:00 P.M., Pacific Time, to:

         1.      Elect seven directors.

         2.      Amend the Articles of Incorporation to change the Company's name to Compressent Corporation.

         3.      Approve an increase in the number of shares of Common Stock issuable pursuant to the Company's Stock
                 Option Plan.

         4.      Approve the appointment of independent auditors.

         5.      Transact such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on February 5, 1997 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.



                                        By order of the Board of Directors,


February 5, 1997
                                        Lisa D'Alencon
                                        Secretary





WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN IT PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING AND WILL AVOID THE EXPENSE OF AN ADDITIONAL SOLICITATION.

                                                February 5, 1997

                                PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cable-Sat Systems, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, February 27, 1997, and at any adjournment thereof.

         The Board requests that all shareholders complete the enclosed proxy card, and sign, date and return it as promptly as possible since the holders of record of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to hold the Meeting.

         Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

         The Company's By-Laws require an affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote for approval of each of the items listed on the proxy card and described herein, with the exception of election of directors, which requires a majority of the votes cast to elect.

         At February 5, 1997, the record date, there were 4,972,000 shares of Common Stock outstanding and entitled to one vote each at the Annual Meeting.

         This Proxy Statement is first being mailed on or about February 7, 1997.


                             ELECTION OF DIRECTORS

   The persons named in the enclosed proxy card will vote to elect the seven
(7) proposed nominees named below unless contrary instructions are given in the proxy card. The election of directors shall be by the affirmative vote of the holders of a majority of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

   The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR the election of each of the nominees named below, each of whom is currently a director. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy card. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors:

   Abraham (Abe) Ostrovsky, 53, was appointed as Chairman and Chief Executive Officer in February 1996. He has served as Chairman of JetForm Corporation, a public electronic form software company, since 1993. He joined JetForm in 1991 as Chief Operating Officer and was Chief Executive Officer from 1991 to 1995. Prior to joining JetForm in 1991, Mr. Ostrovsky was concurrently the Senior Vice President of Erskine House PLC, an office equipment dealership and the Chairman of Savin Florida, a subsidiary of Erskine House from 1988 to 1990. He serves as a director of Indigo, N.V. and Andyne Computing Ltd.

   William M. Allen, 67, director since 1995, has been President and director of Call Now, Inc. since June 1992. He has been managing partner of Black Chip Stables from 1982 to date and President of Doric, Inc. from 1985 until its merger with the Call Now, Inc. in 1994. He has served as President of Kamm Corporation from 1985 to date and President of Kamm Life from 1985 to date. He was Chairman and CEO of Academy Insurance Group from 1975 to 1984.

   Fred Chanowski, 45, has been a managing member of Alpha Ventures LLC, a venture capital firm, since January 1996. Since 1991 he has been a self employed consultant in the fields of telecommunications and computing equipment. He also serves on the Board of Directors of Augment Systems, Inc. He became a director in October 1996.

   E.T. Kalinoski, 41, has been a director since 1995 and served as President until September 1995. He has been a financial consultant since 1986 with Southern Capital Consultants, a consulting firm, (1986-1991) and MSH Capital, a consulting firm, since 1991.

   Jeffrey Waxman, 50, has been a director since 1996. He has been President and Chief Executive Officer of Secure Computing Corporation since October 1996. He served as Executive Vice President of Novell Inc.'s Application Group from 1995 to 1996 and served as Chief Executive Officer of Service Soft Corp. from 1992 to 1995. He was Chief Executive Officer of Uniplex, Inc. from 1991 to 1992 and was engaged as an independent consultant in 1992 and 1996.

   Peter A. Whealton, 50, has been Chairman and Chief Executive Officer of Core Business Technologies, an office products dealer, since 1983. He became a director in October 1996.

   Stanley A. Young, 69, has been active as a consultant and venture capital investor for the past five years. He is President and Chairman of Young Management Group, Inc., consultants. He also serves on the Board of Directors of Jetform, Inc. and Andyne Computer, Inc. He became a director in October 1996.

BOARD COMMITTEES

    The Board of Directors of the Company has a standing Compensation Committee and Audit Committee. The Board of Directors does not have a standing Nominating Committee. The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally. The Compensation Committee was constituted on December 4, 1996 and, accordingly, held no meetings during fiscal 1996. Messrs. Waxman, Whealton and Chanowski are the members of the Compensation Committee. The Audit Committee has the responsibility of recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee was constituted on December 4, 1996 and, accordingly, held no meetings during fiscal 1996. Messrs. Young, Allen and Kalinoski are the members of the Audit Committee.

ATTENDANCE AT MEETINGS

   During the fiscal year ended September 30, 1996, the Board of Directors held a total of two meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid to the Company's chief executive officer for the last three completed fiscal years and each of the other executive officers of the Company who received compensation of $100,000 or more during any such year.


                                                                         TOTAL ANNUAL CASH COMPENSATION
                                                                         ------------------------------
                                                        YEAR ENDED                             OTHER ANNUAL
                           NAME AND POSITION            SEPTEMBER 30,    SALARY      BONUS     COMPENSATION
                           -----------------            -------------    ------      -----     ------------
                           E.T. Kalinoski (1) . .           1994       $     --     $    --       $   --
                             President                      1995         17,000          --           --


                           Wil Zarecor (1). . . .           1994             --          --           --
                             President                      1995         36,000          --           --
                                                            1996        144,000          --           --


                           Abe Ostrovsky . . . .            1996        120,000      90,000        4,176
                             Chairman

____________

(1) E.T. Kalinoski was President from August 26, 1994 until August 1, 1995 when Wil Zarecor was elected President. Abe Ostrovsky became Chairman in March 1996.

EMPLOYMENT AND CONSULTING AGREEMENTS

   Abe Ostrovsky's employment with the Company is pursuant to an Employment Agreement dated March 1, 1996 with Ostrovsky Consulting, Inc., a corporation organized to market the services of Mr. Ostrovsky. Pursuant to the agreement, Mr. Ostrovsky will serve as Chairman and Chief Executive Officer through February 28, 1998. The agreement provides for an initial salary of $240,000 per year and an annual bonus as determined by the Company's Board of Directors. Pursuant to the agreement, Mr. Ostrovsky purchased 300,000 shares of the Company's common stock at $0.30 per share. Mr. Ostrovsky was later granted an Incentive Stock Option for 180,000 shares at $2.50 per share. Pursuant to the agreement, Mr. Ostrovsky was appointed as a director of the corporation and is entitled to nominate two additional independent directors for the Board and shall be entitled to approve one of the other directors.

   Wil F. Zarecor served as President pursuant to a two year employment agreement which terminates on August 30, 1997. Such agreement provides for a base salary of $144,000 per year.

INFORMATION CONCERNING STOCK OPTIONS

   The following table sets forth grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 1996.

                                                 STOCK OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1996
                                                 -----------------------------------------------------------
                                                       PERCENT OF
                                                      TOTAL OPTIONS
                                                       GRANTED TO
                                            NO. OF     ALL EMPLOYEES    EXERCISE   EXPIRATION
                        NAME                SHARES     IN FISCAL YEAR    PRICE        DATE         5%(1)       10%(1)
                        ----                ------     --------------    -----        ----         -----       ------
                   Abe Ostrovsky . . .      180,000        21.9%        $ 2.50      May 2001      $574,326    $724,730
                   Wil Zarecor . . . .       20,000         2.4%        $ 2.50      May 2001        63,814      80,525

____________

(1) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the 5-year term of the option. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and to do not reflect the Company's estimate or projection of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock

    The following table sets forth the number of stock options held by the executive officers named in the Summary Compensation Table as of September 30, 1996 as well as fiscal year end value of unexercised "in-the-money" options held which represents the positive difference between the exercise price and the market price at fiscal year end. No such executive exercised any options during the fiscal year.


                                                                 NUMBER OF
                                                                UNEXERCISED            VALUE OF
                                                                  OPTIONS            UNEXERCISED
                                                              AT FISCAL YEAR     IN-THE-MONEY OPTION
                                                                    END           AT FISCAL YEAR END
                                                            -------------------  -------------------
                                      NAME                   VESTED    UNVESTED    VESTED   UNVESTED
                                      ----                  --------  ---------  ---------  --------
                                    Abe Ostrovsky . . .      180,000        --   $                --
                                                                                 630,000
                                    Wil Zarecor . . . .           --    20,000        --     $70,000

DIRECTOR COMPENSATION

     Non-employee directors receive no compensation for attending Board or Committee meetings. The Company pays the expenses directors incurred in attending Board and Committee meetings. On December 4, 1996 each of the following directors received an option to purchase 20,000 shares of the Company's common stock at the then fair market value of $6.375 per share:
William M. Allen, E. T. Kalinoski, Wil Zarecor, Fred Chanowski, Stanley A. Young, Peter A. Whealton and Jeffrey Waxman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 1, 1995, the Company loaned $89,000 to E. T. Kalinoski, a founder and director of the Company. Such loan, which was repayable January 12, 1997, was forgiven in May 1996 and Mr. Kalinoski recognized $89,000 in compensation income as a result of such forgiveness. In addition, Mr. Kalinoski had an agreement with the Company under which he was paid $7,000 per month for executive services (including serving as president from April 1995 to September
1995) and received a final payment of $30,000 in October 1996.

     On June 1, 1995, the Company loaned $10,000 to John Douglas, a shareholder and director of the Company. This loan was forgiven on January 12, 1996 and Mr. Douglas recognized $10,000 in compensation income as a result. On January 16, 1996 the Company sold Mr. Douglas 120,000 shares of its common stock for $120,000 which was considered the fair market value on such date.

     In January 1996, Call Now, Inc. loaned the Company $50,000 for sixty (60) days with interest at 8%. Such proceeds were used for working capital. In February 1996, Call Now, Inc. loaned the Company $25,000 for 30 days. Such proceeds were used for working capital.

     In March 1996, Call Now, Inc. purchased 320,000 shares of Common Stock for $96,000 ($0.30 per share), for payment including forgiveness of the principal and accrued interest on the $50,000 loan and forgiveness of the $25,000 loan with the balance in cash. The exercise price of a warrant purchased in August 1995 was reduced from $0.92 per share to $0.30 per share and was exercised in this transaction.

     In March 1996, Call Now, Inc. purchased 150,000 shares of the Company's Preferred Stock for $3.00 per share. These shares were redeemed at the closing of the Company's initial public offering for $3.00 per share plus one share of the Company's common stock per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 17, 1996, the beneficial ownership of the Company's Common Stock by (i) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock; (ii) each director and each executive officer of the Company named in the Summary Compensation Table; and (iii) all directors and officers as a group.

                                                                                    NUMBER OF  PERCENT
                                                     NAME AND ADDRESS                SHARES    OF CLASS
                                                     ----------------              ----------  --------
                                            Call Now, Inc.(2)
                                              P.O.Box 531399
                                              Miami Shores, FL 33153  . . . . .       296,562     6.0%
                                            William M. Allen(2) . . . . . . . .       674,205    13.6%
                                            Abe Ostrovsky(3)  . . . . . . . . .       480,000     9.7%
                                            E.T. Kalinoski(4) . . . . . . . . .       420,000     8.4%
                                            Wil Zarecor(5)  . . . . . . . . . .       255,000     5.1%
                                            Fred Chanowski  . . . . . . . . . .        24,020       *
                                            Stanley A. Young  . . . . . . . . .        89,412     1.8%
                                            Peter A. Whealton . . . . . . . . .         3,000       *

                                            Jeffrey Waxman  . . . . . . . . . .            --       0%
                                            Directors and officers as a group
                                              (11 persons)  . . . . . . . . . .     1,945,637    39.1%

_____________

(1) Based on 4,972,000 shares outstanding.

(2) Represents 296,562 shares owned by Call Now, Inc. of which Mr. Allen is an affiliate and 377,643 shares owned directly and owned by his spouse.

(3) Includes 180,000 shares which may be acquired pursuant to outstanding stock options.

(4) Includes 320,000 shares owned by Dave Olson, a relative.

(5) Includes 20,000 shares which may be acquired pursuant to a stock option.

*  Less than 1%


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

   The Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities were not subject to the requirement to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company during the fiscal year ended September 30, 1996.

                  PROPOSAL NO. 2 -CHANGE OF THE COMPANY'S NAME

     The Board of Directors of the Company has unanimously adopted resolutions proposing to amend the Company's Articles of Incorporation to change the name of the Company from "Cable-Sat Systems, Inc." to "COMPRESSENT CORPORATION" effective upon approval by the shareholders of the Company and the filing of the Articles of Amendment to the Company's Articles of Incorporation with the State of Florida. It is anticipated that the Articles of Amendment will be filed as soon as practicable following approval by the stockholders.

     The proposed new name, COMPRESSENT CORPORATION, was chosen after careful consideration. The Board of Directors believes that the name COMPRESSENT CORPORATION more effectively reflects the Company's emphasis on being a computer software company commercializing its proprietary data compression technology, and is thus better suited as the name of the Company than its present name. Approval of this new name requires the affirmative vote of shareholders representing a majority of the shares of outstanding Common Stock entitled to vote at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 - CHANGE OF THE COMPANY'S NAME.



  PROPOSAL NO. 3 - APPROVAL OF INCREASE IN NUMBER OF SHARES ISSUABLE PURSUANT TO THE STOCK OPTION PLAN

     Summary of the Current Plan

     General. - In April 1996, the Board of Directors adopted and the shareholders approved the Cable-Sat Systems, Inc. Stock Option Plan (the "Plan"). The purpose of the Plan is to contribute to the Company's ability to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and other service providers of the Company and its subsidiaries, and to promote the success of the Company's business.

     Shares Subject to the Plan - The Plan authorizes the Board of Directors to grant options to purchase up to 1,140,000 shares of the Company's Common Stock under the terms and conditions described below. If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares will become available for further grant under the Plan. The number of shares under option and the price per share, and the number of shares available for issuance under the Plan will be adjusted in the event of certain corporate reorganizations and changes in capitalization.

     Administration - The Plan may be administered by the Board of Directors or a committee of at least two "non-employee directors" (as defined under Rule 16b-3 promulgated under the Exchange Act). The Board of Directors and the committee (in either case, the "Administrator") has the authority, in its discretion, to grant stock options; to determine the persons to whom, and the time or times at which, options shall be granted and the number of shares subject to such options; to interpret the Plan; to determine the terms and conditions of each option granted (which need not be identical) and, with the consent of the holder, to modify each option; to accelerate or defer the exercise date of any option; and to make all determinations deemed necessary or
advisable for the administration of the Plan.   All decisions, determinations
and interpretations of the Administrator are final and binding on all optionees.

     Eligibility - Incentive stock options may only be granted to employees. Nonqualified stock options may be granted to employees, directors, independent contractors and other service providers.

     Term - The Plan will continue in effect until April 2006 unless earlier terminated by the Board of Directors. Each option will have a term set forth in the option grant but not over ten years. However, with respect to an incentive stock option granted to an employee who, immediately before the granting of the option, owns 10% or more of the voting power of all classes of stock, the term of the incentive stock option shall not exceed five years.

     Exercise Price - The per share exercise price for the shares under the options will be not less than 100% of the fair market value of the Common Stock on the date of grant. In the case of an incentive stock option granted to an employee who, immediately before the date of grant, owns more than 10% of the voting power of all classes of shares of the Company, the per share exercise price will be not less than 110% of the fair market value on the date of grant.

     Exercise of Options and Transferability - The optionee is required to pay for the shares to be issued upon exercise of an option in cash, other shares of Common Stock of the Company or any combination of the foregoing. If the optionee pays the exercise price with shares of Common Stock of the Company purchased on exercise of an option, such shares must have been held by the optionee for at least six months The options are exercisable at such time and in accordance with the procedures specified in the options. Unvested options generally terminate upon termination of the employment or consulting relationship. Following a termination of the employment or consulting relationship other than as a result of death or disability, the optionee may exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination for up to three months following such termination or as otherwise provided in the option agreement. In the event of termination as a result of disability or death, the option may be exercised for up to 12 months following such termination. Unless provided otherwise by the Administrator at the time of grant, the options granted under the Plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised, during the life of the optionee, only by the optionee.

     Amendments to the Plan - The Board may amend or terminate the Plan in such respects as it deems advisable. The Board of Directors will seek shareholder approval of any amendment to the Plan to the extent necessary and desirable to comply with applicable laws. No amendment to the Plan will, without an optionee's consent, impair any of the rights or obligations of the optionee under any option granted under the Plan.

     Summary of U.S. Federal Income Tax Consequences

     Incentive Stock Options - Incentive stock options granted under the Plan are intended to meet the requirements of Section 422 of the Code. The tax consequences attendant to the grant and exercise of incentive stock options are discussed in general terms below.

     An optionee acquiring stock pursuant to an incentive stock option will receive favorable tax treatment upon the disposition of the stock, provided that the disposition occurs at least two years from the date of the granting of the stock option and at least one year after the transfer of such stock to him. Moreover, the employee must be an employee of the Company at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of exercise (one year in the case of an employee who is disabled or has died). If the optionee meets all of the above requirements, subject to the alternative minimum tax rules discussed below, there will be no tax consequences when the incentive stock option is granted or when the incentive stock option is exercised, and the optionee will be taxed at capital gain rates when the stock received upon exercise of the incentive stock option is sold. Similarly, no business expense deduction will be allowed to the Company with respect to an incentive stock option. If all requirements other than the holding period rules are met, the optionee recognizes ordinary income at the time of dispisition generally measured as the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of exercise or (ii) the amount realized on the sale of the shares.
The Company is entitled to a deduction in the same amount as the ordinary income reported by the optionee. Any gain in excess of the fair market value of the stock at the date of exercise will be long-term or short-term capital gain by the optionee, depending on the holding period.

      Although a participant who receives an incentive stock option under the Plan receives no taxable income when he receives or exercises the incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price is treated as a tax preference item which can trigger alternative minimum tax consequences for optionees under
Section 55 of the Code. Additionally, an optionee who has recognized long-term capital gain also may be subject to the alternative minimum tax.

     Nonqualified Options

     Nonqualified stock options are options that do not qualify as incentive stock options under Section 422 of the Code. The tax consequences attendant to the grant and exercise of nonqualified stock options are discussed in general terms below.

     The difference, if any, between the option price and the fair market value of the stock at the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by the Company for Federal income tax purposes in such year. The amount deemed to be compensation will be subject to withholding tax by the Company.

     Upon a subsequent sale or exchange of the shares acquired upon exercise of a nonqualified stock option, any gain in excess of the option price plus the amount taxable to the optionee as compensation income is taxed as long-term or short-term capital gain depending upon the length of time the stock is held. The holding period of stock acquired by exercise of the option commences on the day after the day that the stock is transferred to the optionee pursuant to the exercise of the option.

     Participation in the Plan

     The following table shows the amount of options received or to be received under the Plan by the executive officers named in the Summary Compensation Table (including the director nominee), all current executive officers as a group, each other person who received or is to receive 5% of such options and all employees as a group.

                                  No. of Shares            Exercise Price
                                  -------------            --------------
 Abe Ostrovsky                       280,000                 $2.50
 Wil F. Zarecor                       20,000                 $2.50
 All officers as a group
   (5 persons)                       405,000                 $2.50-$6.00
 All employees, consultants
   and outside directors of
   Company (24 persons)              731,500                 $2.50-$6.75

     The reported price of the Company's Common Stock was $10.00 on January 9, 1996.

     Amendment to the Plan

     On December 4, 1996, the Board of Directors amended the Plan, subject to the approval of the shareholders, to increase the number of shares of common stock issuable pursuant to the Plan from 780,000 to 1,140,000 shares.

     The purpose for increasing the number of shares available for issuance under the Plan is to ensure that the Company will continue to be able to grant options as incentives to those individuals upon whose efforts the Company relies for the continued success and development of its business whether or not such persons are employees of the Company.

     Required Vote

     The affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting is necessary for the approval of the increase in the number of shares authorized for sale pursuant to the Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3 - APPROVAL OF INCREASE IN NUMBER OF SHARES ISSUABLE PURSUANT TO THE STOCK OPTION PLAN.

             PROPOSAL NO. 4 - APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has recommended that the shareholders appoint Ernst & Young LLP independent auditors to audit the Company's financial statements
for the year ending September 30, 1997.   On November 5, 1996, Ernst & Young LLP
was appointed by the directors as independent auditors for the Company for the year ended September 30, 1996. The report of Ernst & Young LLP on the Company's financial statements for the year ended September 30, 1996, has been submitted to the shareholders as part of the 1996 Annual Report. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the right to make a statement if he so desires and will be available to respond to appropriate questions.

      On October 18, 1996, the Company dismissed Grant Schwartz Associates, CPA's as its independent auditors. Grant Schwartz Associates, CPA's audited the Company's financial statements from inception (August 26, 1994) to September 30, 1995. The report of Grant Schwartz Associates, CPA's for the period from inception (August 26, 1994) to September 30, 1995, was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audit of the Company's financial statements for the period from inception (August 26, 1994) to September 30, 1995, and for the subsequent period through October 18, 1996, there were no disagreements between the Company and Grant Schwartz Associates, CPA's on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of Grant Schwartz Association, CPA's would have caused Grant Schwartz Associates, CPA's to make reference to the matter in their report.

     There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the period from inception (August 26, 1994) to September 30, 1995, and for the subsequent period through October 18, 1996.

     Prior to the appointment of Ernst & Young LLP, the Company did not consult with Ernst & Young LLP with regard to either the application of accounting principles to any specific transactions, either completed or contemplated, the type of audit opinion that would be rendered on the Company's financial statements, or any matter of disagreements with the former accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4 - APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                            SHAREHOLDER PROPOSALS

      Shareholder proposals for the next Annual Meeting of Shareholders of the Company must be received by October 27, 1997 at the Company's offices, 2105 Hamilton Avenue, Suite 140, San Jose, California 95125, addressed to the
Secretary, for inclusion in the Company's proxy statement and form.       .`

                        TRANSACTION OF OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Shareholders that will come before the meeting. Should any other matters arise requiting the vote of shareholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

      Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

      A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL

YEAR ENDED SEPTEMBER 30, 1996 IS BEING MAILED TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS. REQUESTS SHOULD BE MAILED TO THE SECRETARY.

                                                                   APPENDIX A


                            CABLE-SAT SYSTEMS, INC.

                               STOCK OPTION PLAN

                         (as amended December 4, 1996)

         1. Introduction. The purposes of this Cable Sat Systems, Inc. (the "Company") Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries as well as other individuals who perform services for the Company or its Subsidiaries, and to promote the success of the Company's business by providing them with opportunities to purchase shares of common stock of the Company. Options granted hereunder may be either "Incentive Stock Options," as defined in section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") or "Nonqualified Stock Options," at the discretion of the Board or Committee (as defined in Section 2 below) and as reflected in the terms of written option agreements issued pursuant to the Plan.

         2. Eligibility. Incentive Stock Options may be granted only to employees of the Company or a subsidiary corporation of the Company. Nonqualified Stock Options may be granted to Employees as well as directors, independent contractors and other service providers of the Company or its Subsidiaries. The granting of any option to any person under the Plan shall neither entitle such person to, nor disqualify such person from, participation in any other grant of options or in any other incentive plan of the Company.

         3.      Administration.

                 (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") of not less than two (2) directors of the Company selected by, and serving at the pleasure of, the Board, all of whom, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall be "Non-Employee Directors" within the meaning of such Rule.

                 (b) Whether or not the Committee is appointed, all powers and functions of the Committee may at any time and from time to time be exercised by the Board.

                 (c) The Board or the Committee shall have the authority, subject to the terms of the Plan to determine the persons to whom options shall be granted, the number of shares of common stock to be covered by each option, the time or times at which options may be granted and exercised, and the terms and provisions of the instruments by which options shall be evidenced; to interpret the Plan; to establish, amend and rescind rules and guidelines for administering the Plan; and make all determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

                 (d) The Board or the Committee may employ legal counsel and such other professional advisors as it may deem desirable for the administration of the Plan and may rely on any opinion received from such counsel or advisor.

         4. Shares Subject to the Plan. The maximum number of shares of Company common stock that may be issued upon the exercise of options granted under the Plan shall be 1,140,000 shares. Upon the exercise of options, the Company may either issue reserved but unissued shares of common stock or transfer shares of common stock held in its treasury.

         5. Terms and Conditions of Option. All options granted pursuant to this Plan must be granted within ten (10) years from the date the Plan is adopted by the Board.

         Options shall be evidenced by instruments which shall conform to the following terms and conditions or such other terms and conditions approved by the Board or the Committee:

                 (a) Option Price. The option price per share shall not be less than the fair market value (determined by the Board or the Committee subject to compliance with the principles, if any, set forth by the Internal Revenue Service with respect to the determination of fair market value for purposes of Incentive Stock Options) of a share of common stock on the date of grant thereof, but in any event not less than the par value of a share of common stock on such date.

                 (b) Option Period. Each option shall expire no later than the day before the tenth (10th) anniversary of the date of its grant.

                 (c) Exercisability. Options granted under the plan may be exercised from time-to-time until the termination thereof as determined by the Board or the Committee and set forth in the option agreement.

                 (d) Payment. Each instrument evidencing an option shall provide for the terms of payment of the option price. Subject to any limitations in such instrument, the holder of an option may pay the option price in cash, shares of common stock or any other property acceptable to the Board or the Committee, or any combination thereof, provided that the holder of an option may not pay the option price in shares of common stock received upon the exercise of any option under the Plan or any option under another stock option plan of the Company if such shares have been held by such holder for less than six (6) months prior to such payment.

                 (e) Termination of Employment. If the holder of an option ceases to be employed or engaged by the Company other than by reason of death, no further installments of such option will become exercisable, and such option shall terminate no later than three (3) months from the date of termination of such employment or engagement; provided that, in the case of termination of employment due to a disability within the meaning of
Section 22(c)(3) of the Code, such option shall terminate no later than one (1) year from the date of termination of employment or engagement (if not an employee), but in any event no later than its specified expiration date. Notwithstanding the foregoing, if the employment or engagement of the holder of an option is terminated for a reason other than disability or death all unexercisable options of such holder shall immediately terminate.

                 (f) Death. If the holder of an option dies, such option may be exercised, to the extent of the number of shares of common stock with respect to which such holder could have exercised such option on the date of death, by such holder's estate personal representative or beneficiary who acquires such option by will or by the laws of descent and distribution, at any time prior to the earlier of such option's specified expiration date or the first anniversary of such holder's death. On the earlier of such dates, such option shall terminate.

                 (g) Assignability. Except as provided by the Board of Committee at the time of grant, no option may be assigned or transferred by the holder thereof, except by will or by the laws of descent and distribution, and during the lifetime of any holder of an option, such option my be exercised only by such holder. At the request of the holder of an option, shares of common stock purchased upon the exercise of such option may be issued in or transferred into the name of such holder and another person, jointly with the right of survivorship.

                 (h) Withholding. The Company's obligation to deliver shares of common stock or make any payment upon the exercise of any option shall be subject to applicable federal, state and local tax withholding requirements.

                 (i) Special Incentive Stock Option Limitations. The aggregate fair market value (determined at the time of the grant of an option as provided in subsection (a) of this Section) of the shares of common stock covered by Incentive Stock Options first exercisable by any person in any calendar year under the Plan (and all other plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000.00). Any options granted in excess of such limitation shall be Nonqualified Stock Options. No Incentive Stock Option shall be granted to an Employee who, at the time of grant, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option price is at least 110% of the fair market value (determined at the time of grant) of the shares of subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable more than five
(5) years from the date of grant.

                 (j) Additional Provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Board or the Committee deems advisable.

         6. Capital Adjustments. In the event of any change in the outstanding shares of common stock by reason of any stock dividend stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar transaction, the Board or the Committee shall make appropriate adjustments in the number and purchase price of shares of common stock covered by each option outstanding on the date of such transaction (by means of a grant of a substitute option or an additional option, or otherwise), and in the total number of shares of common stock reserved for future grant of options under the Plan.

         7. Termination and Amendment of the Plan. The Board may, at anytime, suspend, amend, or terminate this Plan. The Board shall obtain the approval of the shareholders of the Company of any amendment to the Plan to the extent necessary and desirable to comply with applicable laws. The amendment or termination of this Plan shall not, without the consent of the optionee, impair any rights or obligations under any option previously granted hereunder.

         8. Effective Date of Plan. Subject to approval by the shareholders of the Company within twelve (12) months after the date this Plan is adopted by the Board (which shareholder approval shall be obtained in the manner and to the degree required under applicable laws), this Plan shall become effective upon its adoption by the Board.

                                                                      APPENDIX B




CABLE-SAT SYSTEMS, INC.
2105 Hamilton Avenue, Suite 140
San Jose, CA 95125

                                    PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Abraham Ostrovsky and Lisa D'Alencon as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of Cable-Sat Systems, Inc. held on record by the undersigned on February 5, 1997 at the Annual Meeting of Shareholders to be held on February 27, 1997, or any adjournment thereof.

         1.      ELECTION OF DIRECTORS

                 For all nominees listed below:  /____/

                 Withhold authority to vote all nominees listed below:  /____/


         INSTRUCTION:

         To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

                          Abraham Ostrovsky
                          William M. Allen
                          Fred Chanowski
                          E. T. Kalinoski
                          Jeffrey Waxman
                          Peter A. Whealton
                          Stanley A. Young


         2.      PROPOSAL TO CHANGE COMPANY'S NAME TO COMPRESSENT CORPORATION

                 For  /____/      Against  /____/       Abstain  /____/

         3. PROPOSAL TO INCREASE THE NUMBER OF SHARES ISSUABLE PURSUANT TO THE STOCK OPTION PLAN:

                 For  /____/               Against /____/           Abstain /__



         4.      PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG

                 For  /____/               Against /____/           Abstain /__


         5. In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated:                   , 1997.
       ------------------                     ---------------------------------
                                              (signature)


                                              ---------------------------------
                                              (signature, if held jointly)



Please mark, sign, date and return the proxy card promptly using the enclosed envelope.